Exhibit 99.1





       ICG                                                     NEWS RELEASE
       COMMUNICATIONS, INC.      MEDIA CONTACT: TOM RAFFERTY (303) 572-2094
                               INVESTOR CONTACT: STEVE SMITH (303) 575-6595


            ICG COMMUNICATIONS, INC. REPORTS RECORD REVENUE, INCREASING 61
                   PERCENT FOR THE QUARTER ENDED DECEMBER 31, 1996

          ENGLEWOOD, CO. (FEBRUARY 20, 1997) - ICG Communications, Inc. (AMEX: "ICG"), today announced that total revenue increased 61 percent to $57.0 million for the quarter ended December 31, 1996, compared to $35.4 million posted for the corresponding quarter in 1995.

          Telecom Services (excluding enhanced services "Zycom"), ICG's core telephone business segment, reported that its revenue grew 117 percent for the three months ended December 31, 1996, to $27.3 million compared to $12.6 million recorded during the corresponding period in 1995. Telecom Services total revenue (including Zycom) increased 157 percent for the current quarter, to $34.8 million.

          "We are pleased to report that ICG achieved record revenue growth during the quarter, paralleling increased network usage," said J. Shelby Bryan, ICG's president and chief executive officer. "Commensurate with our sales and marketing initiatives, we are focused on accelerating our revenue growth as we begin offering local dial tone and data transmission services."

          For the three months ended December 31, 1996, the company's central office switches generated 607 million switched minutes of use, an increase of 158 percent over the same period in 1995. Customer circuits in service ("VGE"s), another measure of network usage, were 748,500 at December 31, 1996, compared to 488,400 at the end of 1995, a 53 percent increase.

          On December 31, 1996, ICG had 2,385 operational fiber route miles (with another 735 miles under construction), a 274 percent increase compared to 637 miles at the end of 1995. The company also expanded its buildings connected 34 percent, reaching 2,069 buildings at the end of the current quarter, compared to 1,539 buildings at the end of 1995.

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
                                       page two - ICG 2/20/97 press release


          ICG had 14 operational voice grade switches, with 3 more in the process of installation, at the end of 1996. Additionally, the company had 7 operational frame relay data switches, with 8 more being installed, on December 31, 1996.

          REVENUE COMPONENTS:

          Telecom Services switched access revenue increased 222 percent, recording $16.4 million for the three months ended December 31, 1996, compared to $5.1 million for the corresponding period in 1995. Special access service revenue was $10.9 million for the quarter ended December 31, 1996, an increase of 45 percent over the same period last year.


                TELECOM SERVICES REVENUE COMPONENTS
                   ($ IN MILLIONS)
                ----------------------------------------------------------
                    1996
                THREE MONTHS
                   ENDED,     DEC. 31   SEPT. 30  JUNE 30  MARCH 31   1996
                ----------------------------------------------------------
                SPECIAL        $ 10.9     10.3      9.7      8.5     39.4
                ACCESS
                --------------------------------------------------
                SWITCHED         16.4     13.2     10.4      8.0     48.0
                ACCESS
                --------------------------------------------------
                ENHANCED          7.5      8.7      4.3      1.1     21.6
                (ZYCOM)
                ----------------------------------------------------------
                TOTAL REVENUE  $ 34.8     32.2     24.4     17.6    109.0
                ----------------------------------------------------------

                ----------------------------------------------------------
                    1995
                THREE MONTHS
                   ENDED,     DEC. 31   SEPT. 30  JUNE 30  MARCH 31  1995
                -----------------------------------------------------------
                SPECIAL        $  7.5      6.6      6.8       6.2    27.1
                ACCESS
                ---------------------------------------------------
                SWITCHED          5.1      2.9      1.9       0.7    10.6
                ACCESS
                ---------------------------------------------------
                ENHANCED          0.9      0.8      0.5       0.1     2.3
                (ZYCOM)
                -----------------------------------------------------------
                TOTAL REVENUE  $ 13.5     10.3      9.2       7.0    40.0
                -----------------------------------------------------------


          "Our switched access revenue continues to drive revenue growth while providing us with valuable operating experience in the switched services arena," said William J. Maxwell, ICG Telecom Group, Inc.'s president. "During the current quarter, we launched local dial tone services in selected California markets and will be launching this service during the first half of calendar
          1997 in other key markets. Our strategy is for local dial tone revenue to ultimately become a significant component of our revenue stream."


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
                                     page three - ICG 2/20/97 press release

          ICG owns a 70 percent interest in Zycom Corporation ("Zycom") which operates an 800/900 number service bureau and switch platform supplying information providers and commercial accounts with audiotext and customer support services. Because of its majority ownership ICG consolidates Zycom, which is the principal component of enhanced service revenue. For the quarter ended December 31, 1996, Zycom recorded revenue of $7.5 million, compared to $0.9 million for the three months ended December 31, 1995, an increase of $6.6 million. Approximately $5.5 million of this increase in Zycom revenue, comparing the quarters ended December 31, 1995 and 1996, relates to changes in the classification of certain operating costs as a result of the company entering into long-term contracts with its major customers.


          Network Services posted $16.0 million for the quarter ended December 31, 1996, from $15.7 million for the same period in fiscal 1995. As planned, revenue growth from Network Services has been moderate while the company repositioned its operations to improve its operating results.

          Satellite Services contributed $6.2 million to ICG's total revenue for the quarter ended December 31, 1996. In March 1996, Satellite Services sold four of its five teleports, retaining the Holmdel, New Jersey teleport. Consequently, on a pro forma basis, adjusting for the sale of these teleports, Satellite Services revenue increased 68 percent, to $6.2 million for the current quarter from $3.7 million for the three months ended December 31, 1995.


          OPERATING COSTS AND S,G & A EXPENSES

          Total operating costs for the quarter ended December 31, 1996, were $49.9 million, compared to $27.1 million recorded for the final quarter of calendar 1995. The increase in these costs was primarily attributable to the increase in switched access services and the addition of engineering personnel dedicated to the development of local exchange services.


          Selling, general and administrative ("SG&A") expenses for the fourth quarter of calendar 1996 were $24.3 million, a $5.6 million increase, or 30 percent, compared to the fourth quarter of calendar 1995. This increase was principally due to the continued rapid expansion of the

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
                                      page four - ICG 2/20/97 press release


          company's Telecom Services networks and related additions to the company's marketing, sales and customer service, and management information systems staff dedicated to the expansion, development and implementation of ICG's switched services strategy and development of local and long distance telephone services. ICG anticipates that SG&A expenses will continue to increase over the near term as a result of hiring new staff to facilitate the development and marketing of its branded local and long distance telephone and data transmission services to end users.

          The company expanded its sales and marketing staff to 143 employees by the end of 1996, compared to 81 sales and marketing employees at September 30, 1996. The increase in sales and marketing staff coincides with the launch of ICG's dial tone and data services in most of its key markets in early 1997.


          EBITDA AND NET LOSSES

          For the three months ended December 31, 1996, ICG's EBITDA
          (earnings before interest, taxes, depreciation and amortization) deficit was $17.2 million, compared to a deficit of $10.3 million for the same period in 1995. ICG's operations require significant engineering and marketing investments in preparation for the launch of local telephone services, such as dial tone. Because these investments are required before revenue is generated, the company anticipates that there will continue to be disproportionate increases in both operating costs and SG&A expenses relative to revenue generation, resulting in an increased EBITDA deficit. The company believes that as higher margin local telephone services are carried on the company's network, the relationship between revenue and operating costs and SG&A expenses is expected to improve.


          Net loss for the quarter ended December 31, 1996, increased to $49.8 million compared to a net loss of $34.6 million recorded for the same three-month period last year. Loss per share for the three months ended December 31, 1996, was $1.56 compared to $1.38 for the same period in 1995.

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

                                      page five - ICG 2/20/97 press release


          CAPITAL EXPENDITURES AND RESOURCES

          The company's capital expenditures for the quarter and year ended December 31, 1996, were $78.2 million and $227.5, respectively. ICG had $392.5 million in cash, cash equivalents and short-term investments at December 31, 1996.


            1996 CAPITAL EXPENDITURES ($ IN MILLIONS)
            -----------------------------------------------------------------
            THREE MONTHS ENDED,   DEC. 31   SEPT. 30  JUNE 30  MARCH 31  1996
            -----------------------------------------------------------------
            CAPITAL LEASES         $ 19.5      5.5      2.2      47.3    74.5
            ----------------------------------------------------------
            CAPITAL FOR PROPERTY     58.7     37.5     27.7      29.1   153.0
            & EQUIPMENT
            -----------------------------------------------------------------
            TOTAL CAPITAL EX.      $ 78.2     43.0     29.9      76.4   227.5
            -----------------------------------------------------------------


          ICG changed its fiscal year end to December 31 (a calendar year basis) effective January 1, 1997.


                                        * * *

          ICG is a leading national competitive local exchange carrier ("CLEC") publicly traded on the American Stock Exchange under the symbol "ICG." The operations of ICG Communications, Inc. consist of Telecom Services provided primarily through ICG Telecom Group, Inc., Network Services provided primarily through ICG Fiber Optic Technologies, Inc. ("FOTI"), and Maritime Communications Services provided primarily through ICG Satellite Services, Inc. ICG Telecom Group, Inc. is ICG's CLEC and enhanced services business. ICG Fiber Optic Technologies, Inc. provides network integration and support services. ICG Satellite Services, Inc. provides maritime telecommunications network and international end-to-end voice and data services, and operates VSAT (very small aperture terminal) private data networks. On December 31, 1996, ICG had 1,424 full time employees.



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

                                       page six - ICG 2/20/97 press release


               INFORMATION AND STATEMENTS CONTAINED IN THIS PRESS RELEASE CONTAIN, EXPRESSED OR IMPLIED, FORWARD-LOOKING DISCLOSURES THAT ARE BASED ON THE BELIEFS OF MANAGEMENT AS WELL AS ASSUMPTIONS
          MADE BASED ON INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT.
          THESE FORWARD-LOOKING STATEMENTS AND INFORMATION INVOLVE RISKS
          AND UNCERTAINTY, INCLUDING, BUT NOT LIMITED TO, FUTURE DEMAND FOR THE COMPANY'S SERVICES, GENERAL ECONOMIC CONDITIONS, GOVERNMENT REGULATIONS, COMPETITION AND CUSTOMER STRATEGIES, CAPITAL DEPLOYMENT, THE IMPACT OF PRICING AND OTHER RISKS AND UNCERTAINTIES. SHOULD ONE OR MORE OF THESE RISKS MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN AS ANTICIPATED, BELIEVED, ESTIMATED OR EXPECTED. THESE RISKS ARE DETAILED FROM TIME TO TIME IN VARIOUS REPORTS FILED BY ICG WITH THE SEC, INCLUDING FORM 10-K FILED BY ICG FOR THE YEAR ENDED SEPTEMBER 30, 1996, AND FOR THE THREE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 1996.



                                        # # #




          Attachments:


               ICG Communications, Inc. key operating statistics
               ICG Communications, Inc. and subsidiaries Consolidated
                 Statements of Operations
               ICG Communications, Inc. and subsidiaries Consolidated
                 Balance Sheets

                                        ICG Press Release Attachment: A-1
                                        Press Release Date: February 20, 1997


     ICG
     COMMUNICATIONS, INC.



     KEY OPERATING STATISTICS
     ----------------------------------------------------------------------
               AS OF,   DEC.     SEPT.    JUNE     MARCH    DEC.     SEPT.
      TELECOM           31,       30,      30,      31,      31,      30,
        SERVICES        1996     1996     1996     1996     1995     1995
     ----------------------------------------------------------------------
      FIBER ROUTE
        MILES

        Operational      2,385    2,143      886      780      637      627

        Under
        construction       735       --       --       --       --       --
      ---------------------------------------------------------------------
      FIBER STRAND
        MILES

        Operational     75,490   70,067   45,098   36,310   28,779   27,150

        Under
        construction    33,747       --       --       --       --       --
      ---------------------------------------------------------------------
      WIRELESS MILES       506      491      483      582      545      568
      ---------------------------------------------------------------------
      BUILDINGS
        CONNECTED

        On network         522      478      384      327      304      280

        Off network      1,547    1,589    1,493    1,401    1,235    1,095
                        ---------------------------------------------------
          Total
          buildings
          connected      2,069    2,067    1,877    1,728    1,539    1,375
      ---------------------------------------------------------------------
      CUSTOMER         748,528  630,697  551,881  510,755  488,403  430,535
      CIRCUITS IN
      SERVICE
          (VGEs)
      ---------------------------------------------------------------------
      SWITCHES
      OPERATIONAL           14       14       13       13       13       13
      ----------------------------------------------------------------------
      SWITCHED             607      563      475      362      235      144
      MINUTES OF USE *
       (in millions)
      ----------------------------------------------------------------------
      SATELLITE
      SERVICES
      ----------------------------------------------------------------------
      VSATS                860      835      659      658      633      626
      ----------------------------------------------------------------------
      C-BAND
      INSTALLATIONS         54       48       48       36       33       28
      ----------------------------------------------------------------------
      L-BAND
      INSTALLATIONS        204      109       53        3       --       --
      ----------------------------------------------------------------------
          * Based on three-month periods.

     ICG                                   ICG Press Release Attachment: A-2
     COMMUNICATIONS, INC.                  Press Release Date: February 20, 1997
     CONSOLIDATED STATEMENTS OF OPERATIONS
          ($ in thousands except per share data)

                                              THREE MONTHS ENDED,
                               -------------------------------------------------
     Revenue                    Dec. 31,    Sept. 30,     June 30,    Mar. 31,
                                   '96         '96          '96         '96
                              ------------------------- ------------------------
       Telecom services
        Special access            $ 10,896       10,330        9,693       8,504
        Switched access             16,411       13,241       10,387       8,018
        Enhanced (Zycom)             7,480        8,591        4,291       1,113
                                  --------     --------     --------    --------
     Total Telecom services         34,787       32,162       24,371      17,635
     Network services               15,981       15,746       14,679      13,973
     Satellite services              6,188        5,197        5,596       4,336
                                  --------     --------     --------    --------
     TOTAL REVENUE                  56,956       53,105       44,646      35,944

     Operating costs
       Telecom services           (34,462)     (29,306)     (22,323)    (15,194)
       Network services           (12,287)     (12,631)     (10,569)    (11,058)
       Satellite services          (3,180)      (2,728)      (2,415)     (1,919)
                                  -------      -------      --------    -------
       Total costs of services    (49,929)     (44,665)     (35,307)    (28,171)

     Selling, general and         (24,253)     (21,397)     (20,546)    (16,154)
     admin.                       -------      -------      -------     -------
       EBITDA                     (17,226)     (12,957)     (11,207)     (8,381)

     Depreciation and amort.       (9,825)      (8,952)      (9,055)     (7,442)
                                  -------      -------      -------     -------
     Operating loss               (27,051)     (21,909)     (20,262)    (15,823)

     Interest expense             (24,454)     (23,342)     (32,940)    (14,217)
     Interest income                 5,962        6,868        5,957       2,725
     Other, net                        708      (6,039)        (466)     (1,554)
     Share of losses in JV               -        (555)        (449)       (582)
     Provisions (GW, AR)                 -      (9,917)            -           -
                                  --------     -------      --------    --------
     Loss before minority
       interest and taxes         (44,835)     (54,894)     (48,160)    (29,451)


     Minority interest &
     preferred
       dividend on sub pfr'd       (4,988)      (3,560)     (16,561)     (1,970)
     Income tax benefit                  -          649            -       4,482
     Cumulative effect of                -            -            -           -
       accounting change          --------     --------     --------    --------
     Net loss                    $(49,823)     (57,805)     (64,721)    (26,939)
                                 ========     ========      =======     =======

     Loss per share             $   (1.56)       (1.91)       (2.43)      (1.04)
                                 ========     ========      =======     =======
     Weighted average number
       of shares outstanding        31,840       30,296       26,580      25,803

     ===========================================================================
     SUPPLEMENTAL PRO FORMA
     DATA
       Telecom services
       revenue                    $ 34,787       32,162       24,371      17,635
       Total revenue                56,956       53,105       44,646      35,944
       EBITDA                     (17,226)     (12,957)     (11,207)     (8,381)
       Net loss                   (49,823)     (57,805)     (64,721)    (26,939)

     --------------------------------------------------------------------------
     During fiscal 1996 the company changed its method of accounting for long-term telecom services contracts to recognize revenue as services are provided. The company has reflected the effects of this change as if such change had been adopted as of 10/1/95, as is presenting the pro forma effects on prior periods assuming the change had been applied retroactively.
     ===========================================================================

                                     YEARS ENDED,
                              ------------------------- Yr. vs. Yr.
     Revenue                    Dec. 31,     Dec. 31,
                                   '96         '95        % Change
                              ------------------------- ------------
       Telecom services
        Special access              39,423       27,164        45.1%
        Switched access             48,057       10,608       353.0%
        Enhanced (Zycom)            21,475        2,276       843.5%
				  ---------     --------
     Total Telecom services        108,955       40,048       172.1%
     Network services               60,379       59,203         2.0%
     Satellite services             21,317       23,124        -7.8%
				  ----------    --------
     TOTAL REVENUE                 190,651      122,375        55.8%

     Operating costs
       Telecom services          (101,285)     (30,639)       230.6%
       Network services           (46,545)     (45,629)         2.0%
       Satellite services         (10,242)     (12,470)       -17.9%
                                  ---------   ----------
       Total costs of services   (158,072)     (88,738)        78.1%

     Selling, general and
     admin.                       (82,350)     (70,833)        16.3%
                                 -----------   ---------
       EBITDA                     (49,771)     (37,196)        33.8%

     Depreciation and amort.      (35,274)     (18,212)        93.7%
                                  ---------    ----------
     Operating loss               (85,045)     (55,408)        53.5%

     Interest expense             (94,953)     (37,012)       156.5%
     Interest income                21,512        7,529       185.7%
     Other, net                    (7,351)      (1,296)       467.2%
     Share of losses in JV         (1,586)        (843)        88.1%
     Provisions (GW, AR)           (9,917)      (7,000)        41.7%
				  ---------    ----------
     Loss before minority
       interest and taxes        (177,340)     (94,030)        88.6%

     Minority interest &
     preferred
       dividend on sub pfr'd      (27,079)      (4,310)       528.3%
     Income tax benefit              5,131           36    14,152.8%
     Cumulative effect of
       accounting change                 -      (3,453)      -100.0%
                                 -----------   ---------
     Net loss                    (199,288)    (101,757)        95.8%
                                 ===========  ===========
     Loss per share                 (6.96)       (4.17)
                                 ===========   ===========
     Weighted average number
       of shares outstanding        28,630       24,410

     ==========================================================================
     SUPPLEMENTAL PRO FORMA
     DATA
       Telecom services
       revenue                     108,955       39,605       175.1%
       Total revenue               190,651      121,932        56.4%
       EBITDA                     (49,771)     (37,639)        32.2%
       Net loss                  (199,288)    (102,200)        95.0%

     --------------------------------------------------------------
     During fiscal 1996 the company changed its method of
     accounting for long-term telecom services contracts to
     recognize revenue as services are provided.  The company has reflected the effects of this change as if such change had been adopted as of 10/1/95, as is presenting the pro forma effects on prior periods assuming the change had been applied retroactively.
     ==========================================================================

        ICG COMMUNICATIONS, INC.        ICG Press Release Attachment: A-3
     CONSOLIDATED STATEMENTS OF         Press Release Date: February 20, 1997
     OPERATIONS (continued)
       ($ in thousands except per share data)

                        YEARS ENDED SEPTEMBER 30,  THREE MONTHS ENDED
                      ----------------------------    DECEMBER 31,
     Revenue              1996      1995     1994     1996     1995      %
                       ---------  -------- --------------------------  change
       Telecom
       services
        Special
        access         $   36,102   25,116   14,834   10,896    7,575    43.8%
        Switched
        access             36,729    5,792       20   16,411    5,084   222.8%
        Enhanced           14,850    1,422        -    7,480      854
        (Zycom)         ---------  ------- --------  ------- --------   775.9%
     Total Telecom
     services              87,681   32,330   14,854   34,787   13,513   157.4%
     Network services      60,116   58,778   36,019   15,981   15,718     1.7%

     Satellite
     services              21,297   20,502    8,121    6,188    6,168     0.3%

     Other                      -        -      118        -        -
                        ---------  ------- --------  ------- --------      N/A
     TOTAL REVENUE        169,094  111,610   59,112   56,956   35,399    60.9%

     Operating costs
       Telecom
       services          (78,705) (21,825)  (7,050) (34,462) (11,882)   190.0%
       Network
       services          (46,256) (45,928) (26,334) (12,287) (11,998)     2.4%
       Satellite
       services          (10,292) (11,093)  (4,697)  (3,180)  (3,230)    -1.5%
       Other                    -        -     (84)        -        -
                        ---------  ------- -------   ------- --------      N/A
       Total costs of
       services         (135,253) (78,846) (38,165) (49,929) (27,110)    84.2%

     Selling, general    (76,725) (62,954) (28,015) (24,253) (18,628)
     and admin.         --------  -------  -------  -------  -------     30.2%
       EBITDA            (42,884) (30,190)  (7,068) (17,226) (10,339)    66.6%

     Depreciation and    (30,368) (16,624)  (8,198)  (9,825)  (4,919)
     amort.             --------  -------  -------  -------  -------     99.7%

     Operating loss      (73,252) (46,814) (15,266) (27,051) (15,258)    77.3%

     Interest expense    (85,714) (24,368)  (8,481) (24,454) (15,215)    60.7%
     Interest income       19,300    4,162    1,788    5,962    3,750    59.0%
     Other, net           (9,082)    (764)    (863)      708  (1,023)  -169.2%
     Share of losses
     in JV                (1,814)    (741)  (1,481)        -    (228)  -100.0%
     Provisions (GW,      (9,917)  (7,000)        -        -        -
     AR)                --------  -------  -------- -------- --------      N/A
     Loss before
     minority
       interest and
       taxes            (160,479) (75,525) (24,303) (44,835) (27,974)    60.3%

     Minority
     interest &
     preferred
       dividend on sub
       pfr'd             (25,306)  (1,123)      435  (4,988)  (3,215)    55.1%
     Income tax
     benefit                5,131        -        -        -        -      N/A
     Cumulative
     effect of
       accounting         (3,453)        -        -        -  (3,453)
       change           --------  -------- -------- -------- -------   -100.0%
     Net loss          $(184,107) (76,648) (23,868) (49,823) (34,642)
                       =========  =======  =======  =======  =======     43.8%
     Loss per share    $   (6.83)   (3.25)   (1.56)   (1.56)   (1.38)
                       =========  =======  =======  =======  =======
     Weighted average
     number
       of shares
       outstanding         26,955   23,604   15,342   31,840   25,139

     ==========================================================================

     SUPPLEMENTAL PRO
     FORMA DATA
       Telecom
       services
       revenue         $   87,681   31,617   14,395   34,787   13,513   157.4%
       Total revenue      169,094  110,897   58,653   56,956   35,399    60.9%
       EBITDA            (42,884) (30,903)  (7,527) (17,226) (10,339)    66.6%
       Net loss         (184,107) (77,361) (24,327) (49,823) (34,642)    43.8%

     ------------------------------------------------------------------------
     During fiscal 1996 the company changed its method of accounting for long-term telecom services contracts to recognize revenue as services are provided.  The company has reflected the effects of this change as if such change had been adopted as of 10/1/95, as is presenting the pro forma effects on prior periods assuming the change had been applied retroactively.
     ==========================================================================

     ICG                                ICG Press Release Attachment: A-4
     COMMUNICATIONS, INC.               Press Release Date: February 20, 1997
     CONSOLIDATED BALANCE SHEETS
     ($ in thousands)

                                                             SEPTEMBER 30,
                                          DEC. 31,      -----------------------

      ASSETS:                               1996          1996          1995
                                          --------       -------       -------
        Cash, cash equivalents and
        short-term investments             $392,535       457,914       269,416
        Receivables, net                     48,624        40,835        32,691

        Property and equipment, net         403,932       336,137       202,004
        Other assets, net                    99,042       104,465        79,442
                                           --------      --------      --------
           Total assets                    $944,133       939,351       583,553
                                           ========      ========      ========


      LIABILITIES AND STOCKHOLDERS'
      EQUITY:
          Accounts payable and
          accrued liabilities              $ 62,122        51,881        33,058
          Debt                              691,175       669,784       397,246
          Capital leases                     95,829        78,325        35,599
          Other liabilities                       -         2,851         6,739
                                           --------      --------      --------
           Total liabilities                849,126       802,841       472,642
                                           --------      --------      --------


          Minority interests                  1,967         2,780         4,040
          Redeemable preferred stock
          of subsidiary                     159,120       153,318        14,986
          Convertible series B
          preferred stock                         -             -         9,350


          Stockholders' equity
          (deficit)
            Common stock                    278,686       275,355       190,753
            Additional paid-in
          capital                            23,874        23,874        26,492
            Accumulated deficit           (368,640)     (318,817)     (134,710)
                                          --------      --------      --------

           Total stockholders' equity      (66,080)      (19,588)        82,535
           (deficit)                      --------      --------       --------

                                          --------      --------       --------
      Total liabilities and                $944,133       939,351       583,553
      stockholders' equity                =========      ========      ========